Exhibit 10.2

Grandfather Amendment

to the

Pension Equalization Plan

of Black Hills Corporation

Pursuant to action taken by the Board of Directors of Black Hills Corporation, Paragraph 1 of the Pension Equalization Plan of Black Hills Corporation (“Plan”) is hereby amended to add the following paragraphs, effective January 1, 2005:

Notwithstanding any provision of this Plan to the contrary, the portion of the Plan that applies to the PEP Benefits, as generally defined in paragraph 5, of each employee who was a Participant under this Plan on December 31, 2004 to which the Participant had a legally binding right and whose right to such benefits was earned and vested before January 1, 2005, as determined under Section 409A of the Code and the regulations issued thereunder, shall be treated as “grandfathered” and exempt from the provisions of Section 409A of the Code. Effective October 3, 2004, in no event shall any amendment or other change to the PEP Benefit provisions of this Plan cause a material modification of such provisions, as determined under Section 409A of the Code. Any such amendment or other change shall be void and of no effect.

Effective January 1, 2005, the grandfathered provisions of this Plan, as described above, shall be known as the Grandfathered Pension Equalization Plan of Black Hills Corporation (“Grandfathered PEP”).

Effective January 1, 2005, the PEP Benefits, as defined in paragraph 5 of this Plan, of all Participants that are earned or become vested after December 31, 2004 and are not grandfathered, as described above, shall be provided under a separate plan to be known as the 2005 Pension Equalization Plan of Black Hills Corporation (“2005 PEP”).

Effective January 1, 2005, the portion of the Plan that applies to the Pension Restoration Benefits, as defined in paragraph 9 of this Plan, of each employee who was a Participant under the Plan as of December 31, 2004 shall be transferred to a separate plan to be known as the Restoration Plan of Black Hills Corporation (“Restoration Plan”). Such Pension Restoration Benefits are not intended to be grandfathered.

In no event shall any amendment made on or after October 3, 2004 to the Restoration Plan, the 2005 PEP, or the Pension Plan of Black Hills Corporation apply to the Grandfathered PEP or to the grandfathered PEP Benefits, as defined above, provided under the provisions of this Plan as in effect on October 3, 2004.

(Signature Page Follows)

Signature Page to Grandfather Amendment to the Pension Equalization Plan

of Black Hills Corporation

BLACK HILLS CORPORATION

By /s/ David R. Emery
David R. Emery
Chairman, President
and Chief Executive Officer

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